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                                 EXHIBIT 10.1

                               SUN COMPANY, INC.

                            LONG-TERM INCENTIVE PLAN

                                   ARTICLE I


                                    General

               1.1 PURPOSE. The purpose of this Long-Term Incentive Plan (the "Plan") is to more closely associate the interests of the management of Sun Company, Inc. and its subsidiaries and affiliates (collectively referred to as the "Company") with the shareholders by relating capital accumulation with increases in shareholder value, encourage management success by providing capital accumulation as an incentive, maintain competitive compensation levels, and provide an incentive to management for continuous employment with the Company.

               1.2 ADMINISTRATION. (a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of Sun Company, Inc., as constituted from time to time. The Committee shall consist of at least three members of the Board, none of whom shall be, while serving on the Committee, or shall have been, within one year prior to commencement of service on the Committee, eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted under the Plan or any other plan of the Company under which participants are entitled to acquire stock, stock options or stock appreciation rights of the Company.

               (b) The Committee shall have the authority, in its sole discretion and from time to time: (i) to designate the employees or classes of employees eligible to participate in the Plan; (ii) to grant awards provided in the Plan in such form and amount as the Committee shall determine; (iii) to impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and (iv) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

               (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

               1.3 ELIGIBILITY FOR PARTICIPATION. Participants shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or
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     professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards the Committee shall give consideration to the functions and responsibilities of the individual, past and potential contributions to profitability and sound growth, the value of his services to the Company, and any other factors deemed relevant by the Committee.

               1.4 TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any one or more of the following:

       (i)   Stock Options ("Options"), as described in Article II;

       (ii)  Alternate Appreciation Rights ("Alternate Rights"), as described in
             Article III;

       (iii) Limited Rights ("Limited Rights") as described in Article IV;
             and/or

       (iv)  Restricted Stock Units, as described in Article V.

               1.5 AGGREGATE LIMITATION ON AWARDS. (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of Sun Company, Inc. ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 3.0 million.

               (b) For purposes of Section 1.5(a), in addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued a number of shares equal to the sum of
     (i) the number of shares of Common Stock in respect of which Alternate Rights (as described in Article III) and Limited Rights (as described in
     Article IV) shall have been exercised, and (ii) the number of Restricted Stock Units (as described in Article V) the value of which the Company shall have paid under the Plan.

               (c) Any shares of Common Stock subject to an Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Option which are not issued as a result of the exercise of Alternate Rights or Limited Rights shall not again be available for issuance under the Plan.

               1.6 EFFECTIVE DATE AND TERM OF PLAN. (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1986 Annual Meeting of Shareholders of Sun Company, Inc.

               (b) No awards shall be made under the Plan after the last day of the Company's 1991 fiscal year provided, however, that the
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     Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the term of such awards.

               1.7 PRIOR PLANS. Effective on December 31, 1986, no further awards shall be made under the Sun Company, Inc. Executive Long-Term Incentive Plan adopted in June, 1978 provided, however, that any rights theretofore granted under that Plan shall not be affected.


                                   ARTICLE II

                                 Stock Options

               2.1 AWARD OF STOCK OPTIONS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Options to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

               2.2. OPTION AGREEMENTS. The grant of an Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of an Option ("optionee"), stating the number of shares of Common Stock subject to the Option evidenced thereby, and in such form as the Committee may from time to time determine.

               2.3 OPTION PRICE. The purchase price per share of Common Stock ("option price") deliverable upon the exercise of an Option shall be 100% of the fair market value of a share of Common Stock on the date the Option is granted.

               2.4 TERM AND EXERCISE OF OPTIONS. Except as provided in Section 2.10, and unless otherwise determined by the Committee, each Option granted under the Plan shall become exercisable with respect to 25% of the shares subject thereto on the first anniversary of the date of grant thereof, and with respect to an additional 25% of such shares on each of the second, third and fourth anniversaries of such date of grant. Options may be partially exercised from time to time within such percentage limitations. Options granted under the Plan shall be exercisable during such period or periods as the Committee shall determine; provided, however, that no Option shall be exercisable more than 10 years after the date of grant thereof.
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               2.5  MANNER OF PAYMENT.  Each Stock Option Agreement shall set forth the procedure governing the exercise of the Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Common Stock. As soon as practicable after receipt of such payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. Notwithstanding the foregoing, if previously owned Common Stock is used in payment of the option price, the optionee may not use the shares received upon such exercise to immediately satisfy the exercise price of additional options.

               2.6 DEATH OF OPTIONEE. Upon the death of the optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining effective term of the Option and one year after the optionee's death. The provisions of this Section 2.6 shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

               2.7 RETIREMENT OR DISABILITY. (a) Upon termination of the optionee's employment by reason of permanent disability (as determined by the Committee), the optionee may, within 36 months from the date of termination, exercise any Options to the extent such Options are exercisable during such 36-month period.

               (b) Upon termination of the optionee's employment by reason of retirement, in the sole discretion of the Committee, the number of such Options which may be exercised will be adjusted by multiplying the total number of such Options by a fraction, the numerator of which shall be the number of full and partial calendar months between the date of award of such Options and the date of retirement and the denominator of which shall be 48 months. The optionee may within 36 months from the date of retirement in the sole discretion of the Committee exercise such Options as adjusted.

               (c) Notwithstanding the provisions of Section 2.7(b), upon termination of the optionee's employment by reason of retirement, in the sole discretion of the Committee, the optionee may, within 36 months from the date of retirement, exercise any Options granted by the Committee by resolution dated January 5, 1989, provided such exercise occurs within the effective term of the Options.

               2.8  TERMINATION FOR OTHER REASONS.  Except as provided in
     Section 2.6, 2.7 and 2.10 or except as otherwise determined by the Committee, all Options granted under the Plan shall terminate
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     upon the termination of the optionee's employment.

               2.9 EFFECT OF EXERCISE. The exercise of any Option shall cancel that number of related Alternate Rights, if any, and Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Option.

               2.10 ACCELERATION OF OPTIONS. (a) Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder, each outstanding Option shall, except as provided in Section 2.10(c), become immediately and fully exercisable if there is a Change in Control of Sun Company, Inc. A "Change in Control" shall be deemed to have occurred if: (i) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Sun Company, Inc., or to all or substantially all of its assets) or (ii) any entity, person or Group acquires shares of Sun Company, Inc. in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than fifty percent (50%) of the outstanding voting shares.

               As used herein, "Control Transaction" shall mean any of the following transactions or any combination thereof: (1) any tender offer for or acquisition of capital stock of Sun Company, Inc., (2) any merger, consolidation or sale of all or substantially all of the assets of Sun Company, Inc., or (3) the submission of a nominee or nominees for the position of director of Sun Company, Inc. by a shareholder or a Group of shareholders in a proxy solicitation or otherwise. As used herein, "Continuing Director" shall mean a Director who was a member of the Board of Directors immediately prior to a Control Transaction which results in a Change in Control. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

               (b) In the event of the occurrence of a Change in Control, each outstanding Option will be exercisable in full for a period of seven months following the date of occurrence of such event (the "Exercise Period"), provided however, that such Options shall not be exercised more than 10 years after the date of the grant thereof.

               (c) Notwithstanding the provisions of Section 2.10(a), no Option granted to an optionee may become exercisable as a result of such acceleration within six months of the date of its grant.

               (d) The requirement that an optionee be employed by the Company at the time of exercise, as set forth in Section 2.8 (except in cases of death, disability or retirement) is waived
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     during the Exercise Period as to an optionee who was employed by the
     Company at the time of the Change in Control and who is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination was the result of a good faith determination by the optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used herein, "just case" shall mean willful misconduct or dishonesty, or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.


                                  ARTICLE III

                         Alternate Appreciation Rights

               3.1 AWARD OF ALTERNATE RIGHTS. Concurrently with or subsequent to the award of any Option under the Plan to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee a related Alternate Appreciation Right ("Alternate Right") with respect to each share of Common Stock.

               3.2 AGREEMENT EVIDENCING ALTERNATE RIGHTS. Alternate Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

               3.3. EXERCISE. An optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment in such form and amount as shall be determined pursuant to Sections 3.4 and 3.5. Alternate Rights shall be exercisable only to the same extent and subject to the same conditions as the Option or Options related thereto are exercisable, as provided in Article II. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Rights.

               3.4 AMOUNT OF PAYMENT. The amount of payment to which an optionee shall be entitled upon the exercise of each Alternate Right shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the fair market value of a share of Common Stock on the date the Option related to said Alternate Right was granted.

               3.5 FORM OF PAYMENT. (a) Any exercise of an Alternate Right by an optionee during the period beginning on the third business day following the date of release of the Company's
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     quarterly or annual financial data and ending on the twelfth business day following such date shall be paid in cash only. The exercise of an Alternate Right at any other time shall be paid in Common Stock only. To the extent that payment is made in Common Stock, the number of shares shall be determined by dividing the amount of such payment by the fair market value of a share of Common Stock as of the close of business on the date on which the Company receives notice of the optionee's exercise of such Alternate Rights.

               (b) Notwithstanding the provisions of Section 3.5(a), the exercise of an Alternate Right granted by the Compensation Committee by resolution dated January 5, 1989 shall be paid in Common Stock only.

               3.6 EFFECT OF EXERCISE. The exercise of any Alternate Rights shall cancel an equal number of shares of Common Stock subject to the Options related thereto and an equal number of Limited Rights, if any, related to said Options.

               3.7 RETIREMENT OR DISABILITY. (a) Upon termination of the optionee's employment (including employment as a director of this Company after an optionee terminates employment as an officer or key employee of this Company) by reason of permanent disability (as determined by the Committee), the Alternate Right recipient may, in the sole discretion of the Committee, within six months from the date of termination, exercise any Alternate Rights to the extent such Alternate Rights are exercisable during such six-month period.

               (b) Upon termination of the optionee's employment by reason of retirement, in the sole discretion of the Committee, the number of such Alternate Rights which may be exercised will be adjusted by multiplying the total number of such Alternate Rights by a fraction, the numerator of which shall be the number of full and partial calendar months between the date of award of the Options to which the Alternate Rights are related and the date of retirement and the denominator of which shall be 48 months. The optionee may within six months from the date of retirement, in the sole discretion of the Committee, exercise such Alternate Rights as adjusted.

               (c) Notwithstanding the provisions of Section 3.7(b), upon termination of the optionee's employment by reason of retirement, in the sole discretion of the Committee, the optionee may, within 36 months from the date of retirement, exercise any Alternate Rights granted by the Committee by resolution dated January 5, 1989, provided such exercise occurs within the effective term of the Alternate Rights.

               3.8 DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS. Except as provided in Section 3.7. or except as otherwise
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     determined by the Committee, all Alternate Rights granted under the Plan shall terminate upon the termination of the optionee's employment or upon the death of the optionee.


                                   ARTICLE IV

                                 Limited Rights

               4.1 AWARD OF LIMITED RIGHTS. Concurrently with or subsequent to the award of any Option and Alternate Rights, if any, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee a related Limited Right with respect to each share of Common Stock.

               4.2 AGREEMENT EVIDENCING LIMITED RIGHTS. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

               4.3 EXERCISE. Limited Rights are exercisable in full for a period of seven months following the date of a Change in Control, provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of the six-month period following the date of grant. Limited Rights shall be exercisable only to the same extent and subject to the same conditions as the Option or Options related thereto are exercisable, as provided in Section 2.10.

               4.4. AMOUNT OF PAYMENT. The amount of payment to which an optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the price per share of Common Stock covered by the related Option on the date the Option was granted and the Market Price of a share of such Common Stock. Market Price is defined to be the greater of (i) the highest price per share of the Company's Common Stock paid in connection with any Change in Control and (ii) the highest price per share of the Company's Common Stock reflected in the consolidated trading tables of THE WALL STREET JOURNAL (presently the NYSE - Composite Transactions) during the 60-day period prior to the Change in Control.

               4.5 FORM OF PAYMENT. Payment of the amount to which an optionee is entitled upon the exercise of Limited Rights, as determined pursuant to
     Section 4.4, shall be made solely in cash.

               4.6 EFFECT OF EXERCISE. If Limited Rights are exercised, the Options, and Alternate Rights, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised.

     Upon the exercise or termination of the Options, and Alternate Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options and Alternate Rights were exercised or terminated.

               4.7 RETIREMENT OR DISABILITY. Upon termination of the optionee's employment (including employment as a director of this Company after an optionee terminates employment as an officer or key employee of this Company) by reason of permanent disability (as determined by the Committee) or retirement in the sole discretion of the Committee, the optionee may, within six months from the date of termination, exercise any Limited Right to the extent such Limited Right is exercisable during such six-month period.

               4.8 DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS. Except as provided in Section 4.7 or 4.9, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the optionee's employment or upon the death of the optionee.

               4.9 TERMINATION RELATED TO A CHANGE IN CONTROL. The requirement that an optionee be employed by the Company at the time of exercise, as set forth in Section 4.8 (except in cases of disability or retirement) is waived during the Exercise Period as to any optionee who was employed by the Company at the time of the Change in Control and who is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination was the result of a good faith determination by the optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used herein "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.


                                   ARTICLE V

                             Restricted Stock Units

               5.1 AWARD OF RESTRICTED STOCK UNITS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant Restricted Stock Units to any participant under the Plan. At the time it grants any Restricted Stock Units, the Committee shall determine whether or not the payment of such Restricted Stock Units shall be conditioned solely upon the recipient's continued employment with the Company throughout the Restriction Period or upon the attainment of certain performance targets.

               5.2 RESTRICTED STOCK UNIT AGREEMENTS. Restricted Stock Units granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

               5.3 NUMBER OF RESTRICTED STOCK UNITS. Upon making an award, the Committee shall determine (and the Restricted Stock Unit Agreement shall state) the number of Restricted Stock Units granted to the grantee. The initial number of Units granted may be adjusted by a performance factor, in accordance with Section 5.8, to be applied at the conclusion of the Restriction Period to determine the final number of Restricted Stock Units to be paid.

               5.4 LENGTH OF RESTRICTION PERIOD. Upon making an award, the Committee shall determine (and the Restricted Stock Unit Agreement shall state) the length of the Restriction Period. Restriction Periods will normally be from three to five years; however, the Committee may establish other time periods in its sole discretion.

               5.5 DIVIDEND EQUIVALENTS. At the Committee's discretion, each grantee of Restricted Stock Units which have not been terminated will be entitled to receive payment from the Company in an amount equal to each cash dividend the Company would have paid to such grantee had he or she, on the record date for payment of such dividend, owned of record shares of Common Stock equal to the number of Restricted Stock Units which had been awarded to such grantee as of the close of business on such record date. Payment of Dividend Equivalents is expressly conditioned on continued employment with the Company at the time of payment. Each such payment shall be made by the Company on the payment date of the cash dividend in respect of which it is to be made, or as soon as practicable thereafter.

               5.6 PAYMENT OF RESTRICTED STOCK UNITS. (a) Payment in respect of Restricted Stock Units conditioned solely upon the participant's continued employment with the Company throughout the Restriction Period shall be made within 90 days after the Restriction Period for such Units has ended.

               (b) Payment in respect of Restricted Stock Units conditioned upon the attainment of performance targets shall be made to the grantee thereof within 90 days after the Restriction Period for such Units has ended, but only to the extent the Committee determines that the applicable performance targets have been met and subject to any adjustment made to the number of Restricted Stock Units which shall be paid, pursuant to Section 5.8(b).

               5.7 FORM OF PAYMENT. Payment for Restricted Stock Units shall be made in cash, shares of Common Stock or partly in cash and partly in Common Stock as the Committee shall determine in its sole discretion. To the extent that payment is made in cash, the amount shall be determined by multiplying the number of Restricted Stock Units paid out by the fair market value of a share of Common Stock as of the close of business on the day after the Restriction Period has ended. To the extent that payment is made in Common Stock, the number of shares paid shall be equal to the number of Restricted Stock Units so paid out.

               5.8 PERFORMANCE TARGETS. (a) Upon the award of Restricted Stock Units, the Committee may establish (and the Restricted Stock Unit Agreement shall state) the performance targets to be attained within the Restriction Period as a condition of such Units being earned out. Performance targets may be based entirely on each participant's business unit goals, or partially on business unit goals and partially on corporate goals, or entirely on corporate goals. Goals may include qualitative as well as quantitative measures. Performance targets may be adjusted during the Restriction Period, at the Committee's sole discretion, to reflect extraordinary events beyond management's control.

               (b) Attainment by the participant of performance targets in respect of a Restriction Period will result in 100% of the Restricted Stock Units being earned out. Attainment of performance below the performance targets in respect of a Restriction Period shall result in a proportionate amount of the value of the Units (on a scale from 0 to 100%) being earned out, as determined by the Committee.

               5.9  TERMINATION OF EMPLOYMENT.  Except as provided in Sections
     5.10 and 5.11, or except as otherwise determined by the Committee, all Restricted Stock Units granted to a participant under the Plan shall terminate upon termination of the participant's employment with the Company prior to the end of the Restriction Period applicable to such Restricted Stock Units, and in such event the participant shall not be entitled to receive any payment in respect thereof.

               5.10 DEATH, DISABILITY OR RETIREMENT. In the event that the employment of a participant who has been granted Restricted Stock Units under the Plan shall terminate during a Restriction Period by reason of death, permanent disability (as determined by the Committee), or retirement, such participant shall be entitled, in the sole discretion of the Committee, to receive upon the expiration of the Restriction Period payment in respect of said Restricted Stock Units; provided, however, that such Units shall be adjusted by multiplying the amount thereof by a fraction, the numerator of which shall be the number of full and partial calendar months between the date of award of the Restricted Stock Units and the date that employment terminated, and the denominator of which shall be the number of full and partial calendar months from the date of award to the end of the Restriction Period.

               5.11 ACCELERATION OF RESTRICTED STOCK UNITS. (a) Notwith-standing any provisions to the contrary in Restricted Stock Unit Agreements or the provisions of Sections 5.1 through 5.8, if there is a Change in Control of the Company all outstanding Restricted Stock Units shall be payable in shares of Common Stock, regardless of whether the applicable Restriction Period has expired and regardless of whether the applicable performance targets have been met.

               (b) In the event of the occurrence of a Change in Control, the grantee of Restricted Stock Units shall be entitled to receive payment thereunder within 90 days following the date of occurrence of such event.

               (c) Notwithstanding the provisions of Section 5.9, if a participant was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for cause or who voluntarily terminates if such termination is the result of a good faith determination by the participant that as a result of the Change in Control he is unable to effectively discharge his present duties of the position which he occupied just prior to the Change in Control, within the 90-day period as described in Section 5.11(b), he shall be eligible to receive payment of Restricted Stock Units as provided in Section 5.11(a) and (b). As used herein, "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.


                                   ARTICLE VI

                                 Miscellaneous

               6.1 GENERAL RESTRICTION. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

               6.2 NON-ASSIGNABILITY. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

               6.3 WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements.

               6.4 RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

               6.5 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

               6.6 RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

               6.7 DEFINITIONS. (a) As used in the Plan, the term "subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by the Sun Company, Inc. or any subsidiary thereof.

               (b) As used in the Plan, the term "affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sun Company, Inc.

               (c) As used in the Plan, the term "fair market value" as of any date and in respect of any share of common Stock means the then most-recent closing price of a share of Common Stock reflected in the consolidated trading tables of THE WALL STREET JOURNAL (presently the NYSE-Composite Transactions) or any other publication selected by the Committee, provided that, if shares of Common Stock shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

               6.8 LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

               6.9 NEWLY ELIGIBLE EMPLOYEES. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

               6.10 ADJUSTMENTS. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the option price of Options theretofore granted under the Plan, the amount of Restricted Stock Units theretofore awarded under the Plan, the performance targets referred to in Section 5.8 and any and all other matters deemed appropriate by the Committee.

               6.11 AMENDMENT OF THE PLAN. The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 6.10), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.